Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2017, in the Registration Statement (Form S-3) and related Prospectus of DarioHealth Corp., dated March 23, 2017.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 23, 2017	A Member of Ernst & Young Global